UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2010

FIRST CHINA PHARMACEUTICAL GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-151212	74-3232809
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Bellevue Way, Suite 400, Bellevue, Washington 98004
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  (425) 646-2391

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⁭      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁭      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁭      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁭      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Aidan Hwuang to the Board of Directors

On June 7, 2010, the Board of Directors of First China Pharmaceutical Group, Inc. (the “Company”) appointed Mr. Aidan Hwuang to the Board of Directors of the Company.  Mr. Hwuang, age 37, is currently a partner at the Guang He Law Firm, a position he has held since April 2010.  Previously, Mr. Hwuang served as a senior partner and the Shenzhen office manager with V&T Law Firm from August 2008 to March 2010, specializing in corporate law, acquisitions and litigation.  From June 2003 to July 2008, Mr. Hwuang served as senior attorney and Shenzhen Office Manager of Lehman, Lee & Xu Law Firm.  Mr. Hwuang also currently serves as the Chief Executive Officer, Chief Financial Officer, and a Director of Bakhu Holdings Corp., a publicly traded company listed on the Over-the-Counter Bulletin Board (OTCBB: BKUH).  Mr. Hwuang  is a member of the National Bar Association in the People’s Republic of China (“PRC”) and has over 15 years experience practicing law in the PRC.  In addition to his Chinese law degree, Mr. Hwuang also has earned a LL.M  from  the University of Aberdeen School of Law in Scotland.

Mr. Hwuang was appointed to the Company’s Board of Directors due to his over 16 years of experience practicing law in the PRC, as well as his public company leadership experience.  The Company believes that Mr. Hwuang’s knowledge of the legal and business environment of the PRC will be an invaluable resource as the Company seeks to expand its business in the PRC.

There are no arrangements or understandings between Mr. Hwuang and any other persons, pursuant to which Mr. Hwuang was selected as a director. Mr. Hwuang has not been named at the time of this Current Report to any committee of the Board of Directors.

Mr. Hwuang has not previously held any positions with the Company and there have been no related party transactions between Mr. Hwuang and the Company.  Mr. Hwuang has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers. There are no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which Mr. Hwuang had or will have a direct or indirect material interest. There is no material plan, contract or arrangement (whether or not written) to which Mr. Hwuang is a party or in which he participates, nor any amendment to any such plan contract or arrangement, in connection with our appointment of Mr. Hwuang, nor any grant or award to Mr. Hwuang or modification thereto, under any such plan, contract or arrangement in connection with the Company’s appointment of Mr. Hwuang.

Resignation of Roderick Macutay

On June 8, 2010, Mr. Roderick Macutay resigned as President and Treasurer of the Company.  Mr. Macutay will continue to serve on the Board of Directors of the Company.

Resignation of Tina Suava

On June 8, 2010, Mrs. Tina Suava resigned as Secretary and Director of the Company.

Appointment of Aidan Hwuang as President, Chief Financial Officer, and Secretary

Subsequent to the resignations of Mr. Macutay and Mrs. Suava, on June 8, 2010, Mr. Hwuang was appointed as President, Chief Financial Officer, and Secretary of the Company by the Board of Directors.  Information with respect to Mr. Hwuang is included above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2010	FIRST CHINA PHARMACEUTICAL GROUP, INC.

	By:	/s/ Aidan Hwuang
Aidan Hwuang
President, Chief Financial Officer, and Secretary